Exhibit 10.19F
DEFAULT WAIVER AND CONSENT
TO
LOAN AND SECURITY AGREEMENT

This Default Waiver and Consent to Loan and Security Agreement (this “Default Waiver and Consent”) is entered into this 4th day of March, 2022, by and among SILICON VALLEY BANK (“Bank”), and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).
Recitals
A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 2, 2018 (as may from time to time be further amended, modified, supplemented or restated, including, without limitation, by that certain Default Waiver and First Amendment to Loan and Security Agreement dated as of September 7, 2018, that certain Second Amendment to Loan and Security Agreement dated as of November 20, 2019, that certain Third Amendment to Loan and Security Agreement dated as of April 21, 2020, that certain Fourth Amendment to Loan and Security Agreement dated as of August 2, 2021, and that certain Fifth Amendment to Loan and Security Agreement dated as of December 27, 2021 collectively, the “Loan Agreement”).
B.    Borrower acknowledges it is currently in default of Sections 7.4 and 7.7 of the Loan Agreement for entering into that certain promissory note between Borrower and its wholly owned Subsidiary, Fluidigm Singapore Pte. Ltd. (“Fluidigm Singapore”) dated as of December 30, 2021 and attached hereto as Annex I (the “2021 Promissory Note”), pursuant to which Borrower has lent to Fluidigm Singapore a total amount not to exceed Ten Million Dollars ($10,000,000), and for entering into a predecessor promissory note, dated as of September 1, 2020 (collectively, the “Waived Default”).
C.     Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Waived Default. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Waived Default on the terms and conditions set forth in this Default Waiver and Consent, so long as Borrower complies with the terms, covenants and conditions set forth in this Default Waiver and Consent.
D.    Finally, Borrower has requested that Bank consent to Borrower’s entry into and the existence of the 2021 Promissory Note. Bank has agreed to so consent to the 2021 Promissory Note, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
    Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Default Waiver and Consent shall have the meanings given to them in the Loan Agreement.
2.Waiver of Default. Bank hereby waives filing any legal action or instituting or enforcing any rights and remedies it may have against Borrower with respect to the Waived Default. Bank’s waiver of Borrower’s compliance with Sections 7.4 and 7.7 of the Loan Agreement shall apply only with respect to the Waived Default. Accordingly, hereinafter, Borrower shall be in compliance with such sections. Bank’s agreement to waive the Waived Default (a) in no way shall be deemed an agreement by Bank to waive Borrower’s compliance with the above-referenced sections as of all other dates after the date hereof, and (b) shall not limit or impair the Bank’s right to demand strict performance of such sections as of all other dates after the date hereof.
3.Consent. Subject to the terms of Section 9 below, Bank hereby consents to Borrower’s entry into and the existence of the 2021 Promissory Note and agrees that the 2021 Promissory Note constitutes Permitted Indebtedness under Section 7.4 and a Permitted Investment under Section 7.7.

4.Limitation of Default Waiver and Consent.
4.1This Default Waiver and Consent is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
4.2This Default Waiver and Consent shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
5.Representations and Warranties. Borrower represents and warrants to Bank as follows:
5.1(a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Waived Default has occurred and is continuing;
5.2Borrower has the power and authority to execute and deliver this Default Waiver and Consent and to perform its obligations under the Loan Agreement;
5.3The organizational documents of Borrower delivered to Bank on or prior to the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4The execution and delivery by Borrower of this Default Waiver and Consent and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
5.5The execution and delivery by Borrower of this Default Waiver and Consent and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
5.6The execution and delivery by Borrower of this Default Waiver and Consent and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
5.7This Default Waiver and Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date, as supplemented by a First Supplement, dated as of July 25, 2018, a Second Supplement, dated as of July 25, 2018 a Third Supplement, dated as of August 28, 2019, a Fourth Supplement, dated as of April 21, 2020, and a Fifth Supplement, dated as of July 20, 2021 and as supplemented by all other notices to the Bank under the Loan Agreement changing any such information previously provided, and acknowledges, confirms and agrees that the disclosures and information
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Borrower provided to Bank in such Perfection Certificate, as supplemented, have not changed, as of the date hereof, in any material respect except for (i) average monthly bank balances which change from time to time, and (ii) changes in litigation set forth in Borrower’s periodic filings with the Securities and Exchange Commission from time to time.
7.Integration. This Default Waiver and Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Default Waiver and Consent and the Loan Documents merge into this Default Waiver and Consent and the Loan Documents.
8.Counterparts. This Default Waiver and Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.Conditions to Effectiveness. The parties agree that this Default Waiver and Consent shall be effective upon (a) the due execution and delivery to Bank of this Default Waiver and Consent by each party hereto and (b) Borrower’s payment of all Bank Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.
10.Miscellaneous.
10.1This Default Waiver and Consent shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Default Waiver and Consent (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
10.2Each provision of this Default Waiver and Consent is severable from every other provision in determining the enforceability of any provision.
10.3This Default Waiver and Consent shall serve as notice to any holders of Subordinated Debt that the Waived Default has been waived by Bank.
11.Governing Law. This Default Waiver and Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.
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In Witness Whereof, the parties hereto have caused this Default Waiver and Consent to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK By: /s/ Kristina Peralta Name: Kristina Peralta Title: Vice President	FLUIDIGM CORPORATION By: /s/ Vikram Jog Name: Vikram Jog Title: Chief Financial Officer

[Signature Page to Default Waiver and Consent to Loan and Security Agreement]

ANNEX I

2021 PROMISSORY NOTE

December __, 2021
Board of Directors
Fluidigm Corporation
Board of Directors
Fluidigm Singapore Pte Ltd

Dear Sirs/Madam
Promissory Note between Fluidigm Corporation and Fluidigm Singapore Pte Ltd
1.Fluidigm Corporation and Fluidigm Singapore Pte Ltd are parties to a promissory note with effective date 1 September 2020 (“2020 Note”) pursuant to which Fluidigm Corporation agreed to lend Fluidigm Singapore Pte Ltd a total amount not exceeding US$32,000,000.

2.We agree that the outstanding principal of the 2020 Note and all unpaid interest accrued under the 2020 Note are as set out below (collectively, the “Debt”):

(a)outstanding principal amount of the 2020 Note: US$22,400.000.00

(b)current interest payable: US$31,774.95

3.We further agree that:

(a)Fluidigm Singapore Pte Ltd will utilise the amount of US$12,431,774.95, being part of the receivables amounting to US$14,000,000.00 and owing by Fluidigm Corporation to the Company, to offset part of the Debt;

(b)the outstanding balance, amounting to US$10,000,000.00, of the Debt (“Outstanding Balance”) will be settled in full by:

(i)    Fluidigm Singapore Pte Ltd issuing a new promissory note effective from 30 December 2021, in the form attached in Annex 1, to Fluidigm Corporation pursuant to which Fluidigm Corporation agrees to lend the Company a total amount not exceeding US$10,000,000.00 upon the terms and conditions as set out in the 2021 Note; and

(ii)    Fluidigm Corporation utilising the amount of US$10,000,000.00 under the 2021 Note to offset the Outstanding Balance; and

(c)the 2020 Note shall be terminated immediately upon the satisfaction of the Debt in accordance with the foregoing.

Signed for and on behalf of:
Fluidigm Corporation

/s/ Nicholas S. Khadder
Nicholas S. Khadder
Senior Vice President

Signed for and on behalf of:
Fluidigm Singapore Pte Ltd

/s/ Vikram Jog
Vikram Jog
Director

ANNEX 1
New Promissory Note

PROMISSORY NOTE

Amount: $10,000,000.00 USD    Commencement Date: December 30, 2021
FOR VALUE RECEIVED, Fluidigm Singapore Pte. Ltd., a company incorporated in the Republic of Singapore (“Borrower”), Fluidigm Corporation, a company organized and existing under the laws of Delaware (“Lender”), or its successors and assigns, the principal sum, not exceeding $10,000,000.00 together with interest, as provided in this Promissory Note (this “Note”).
1.DEFINITIONS. As used in this Note, capitalized terms have the respective meanings set forth below or set forth in the Section defining such terms:
“Affiliate” with respect to any person or entity shall mean any entity or association directly or indirectly controlled by, controlling, or under common control with such first person or entity. For purposes of this definition, the term “control” shall mean ownership of at least fifty percent (50%) of the voting or equity interests in any entity or association.
“Business Day” shall mean a day other than Saturday, Sunday or a day on which banking institutions in San Mateo County, California are authorized or obligated by law, governmental order or regulation to close.
“Event of Default” shall have the meaning specified in Section 6 hereof.
“Maturity Date” shall mean December 31, 2022.
“Notice” shall have the meaning specified in Section 8.6 hereof.
“Principal Amount” shall mean an amount agreed between the parties, not to exceed $10,000,000.000.
2.PAYMENT OF PRINCIPAL AND INTEREST.
2.1Procedure for Borrowing Funds.  Each borrowing of funds hereunder shall be made upon the Borrower’s delivery to the Lender of a notice of borrowing (a “Borrowing Notice”) pertaining thereto not later than the first Business Day before the date requested for borrowing such funds.  Such Borrowing Notice shall specify (i) the principal amount of the funds requested, which, together with any principal amounts outstanding under this Note, must not exceed the maximum Principal Amount and (ii) the requested date of its borrowing, which must be a Business Day before the Maturity Date.
2.2Principal and Maturity. Upon Borrower’s delivery of a Borrowing Notice pursuant to Section 2.1, Lender shall provide the funds requested in the Borrowing Notice. Without prejudice to Section 2.4 hereof, the outstanding principal of this Note and all unpaid interest accrued thereon shall be due and payable in full by Borrower on the Maturity Date or on such earlier date following the occurrence of an Event of Default as provided in Section 6 hereof.
2.3Payments. All payments by Borrower under this Note shall be made in U.S. dollars to a bank account of Lender as Lender may from time to time specify by notice to Borrower.

2.4Prepayment. Borrower, at its option, may prepay the outstanding principal amount of this Note, in whole or in part, together with all unpaid interest on the amount of principal so prepaid accrued to but excluding the date of such prepayment, without premium or penalty.
2.5Interest. This Note shall bear interest accruing from and including the date hereof to but excluding the date on which this Note shall have been paid in full at a rate per annum of 0.44%, the applicable Federal Short-Term Rate as of January 2022. Interest payable hereunder accrued for any period shall be computed on the principal amount of this Note outstanding from time to time from and including the first day of such period to but excluding the last day of such period for the actual number of days elapsed in such period on the basis of a 360-day year. All accrued and unpaid interest on this Note shall be due and payable in full by Borrower on the Maturity Date or on such earlier date following the occurrence of an Event of Default as provided in Section 6 hereof. Upon prepayment of any portion of the principal of this Note pursuant to Section 2.4 hereof, Borrower shall pay unpaid interest accrued on the amount of such principal so prepaid to but excluding the date of such prepayment.
2.6Payment Falling Due on Non-Business Day. If any payment of an amount under this Note becomes due on a date that is not a Business Day, such payment shall be made on the next succeeding Business Day and the period from and including such due date to but excluding such next succeeding Business Day shall be included in the period for computing any interest payable hereunder as or in conjunction with such amount.
3.COVENANTS.
3.1No Fundamental Changes. Borrower shall not directly or indirectly merge, consolidate, amalgamate or liquidate with or into any person or entity without the written consent of Lender. Borrower shall not directly or indirectly convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business assets to any person or entity without the written consent of Lender.
3.2Transactions with Affiliates. Transactions between Borrower and its Affiliates must be arm’s-length, as determined in good faith by the officers and directors of Borrower.
4.EVIDENCE OF OBLIGATIONS. In addition to being evidenced by this Note, the obligations from time to time outstanding under this Note, including the principal amount hereof outstanding and amounts of interest accruing and accrued from time to time hereunder and all amounts of the principal hereof and of interest paid by Borrower to Lender pursuant to this Note and any amount that Borrower has failed to pay when due hereunder, shall be evidenced by recordation by Lender in its records in accordance with its usual business practices. Any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligations of Borrower under this Note to pay any amount owing hereunder.
5.REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as follows:
5.1Information Furnished to Lender as to Ability to Meet Obligations. Borrower acknowledges that Lender’s extension of credit to Borrower evidenced by this Note has been supported by an evaluation by Lender of Borrower’s current and projected financial condition and of Borrower’s ability to meet and pay in full its obligations under this Note on the terms hereof, and that such evaluation has been based on, among other things, Lender’s review of certain financial statements of and other information about Borrower and its current and projected financial condition provided by Borrower to

Lender. All such financial statements and other information when so provided, except in the case of information comprising projections of future financial condition, were complete and correct and fairly presented the financial condition of Borrower as at the times and for the periods covered thereby and, in the case of information comprising projections of future financial condition, were based on a reasonable and good faith assessment by Borrower’s senior management of Borrower’s projected financial performance.
5.2Binding Obligations. This Note constitutes the legal, valid, binding and unconditional obligation of Borrower, enforceable against Borrower in accordance with its terms.
6.EVENTS OF DEFAULT. Lender may by Notice to Borrower and without incurring any liability to Borrower declare an Event of Default hereunder at any time and with immediate effect upon effectiveness as provided in Section 8.6 hereof of such Notice, whereupon the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall become immediately due and payable, if any of the following events (each an “Event of Default”) shall occur:
(a)Borrower shall cease or fail to be solvent, shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due;
(b)(i) Borrower shall be liquidated, wound up or dissolved, (ii) Borrower shall suspend its operations other than in the ordinary course of business, (iii) Borrower shall be declared by a competent authority to be bankrupt or to be liquidated, wound up or dissolved, (iv) Borrower shall make a general assignment for the benefit of creditors or shall seek the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or its assets, (v) Borrower shall seek relief under any federal, state or other governmental division bankruptcy, insolvency, receivership, reorganization or similar law now or hereafter in effect or (v) any corporate action shall be taken by or on behalf of Borrower authorizing any of the foregoing in this subsection (b)
(c)(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of Borrower or its debts, or of a substantial part of its assets, under any federal, state or other governmental division bankruptcy, insolvency, receivership, reorganization or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of its assets or (ii) an order or decree approving or ordering any of the foregoing in this subsection (c) shall be entered;
(d)Borrower shall have failed to pay any amount due by it under this Note on the dates and in the manner provided herein and shall have not remedied such failure for a period of forty-five (45) days after the effective date of Notice of such failure given by Lender to Borrower;
(e)it shall become unlawful to maintain the indebtedness evidenced by this Note or for Borrower to perform any of its obligations hereunder, or this Note shall cease to be effective and enforceable in accordance with its terms;
(f)Lender shall determine that any representation or warranty of Borrower made herein, other than a representation or warranty that speaks only as of a particular time, is untrue or, in the case of such a representation or warranty that speaks only as of a particular time, that such representation or warranty was untrue as of such time; or
(g)Borrower shall materially breach a covenant contained in Section 3 hereof.
Notwithstanding the lead-in paragraph of this Section 6, if an Event of Default specified in subsection (b) or (c) of this Section 6 occurs, the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall upon such occurrence automatically become immediately due and payable without any requirement of notice or other action by Lender or otherwise.
7.WAIVERS; ACKNOWLEDGMENTS; RESERVATION OF RIGHTS AND REMEDIES UNDER APPLICABLE LAW. Borrower waives presentment and notice of dishonor. Borrower acknowledges and agrees as follows:
(a)    All rights and remedies available to Lender under applicable law in respect of any default by Borrower in the performance of its obligations under this Note or otherwise in respect of enforcement of this Note are reserved by Lender.
(b)    Without limitation, the rights reserved hereunder include all rights of Lender to receive, before the holders of shares or other interests in the equity of Borrower, for application toward satisfaction in part or in whole of Borrower’s obligations under this Note, assets, or the value thereof, of Borrower upon the dissolution of Borrower or otherwise as may exist or arise under applicable law, including without limitation the law of the jurisdiction of Borrower’s organization or conduct of business and any federal, state or other governmental division bankruptcy, insolvency, receivership or similar law now or hereafter in effect. Without limiting the effect of the preceding sentence, it is the intention of Borrower and Lender that Lender shall have the right to receive indefeasible payment in full of all obligations of Borrower under or arising from this Note before the holders of shares or other interests in the equity of Borrower are entitled to receive any assets, or the value thereof, of Borrower upon the dissolution of Borrower. Further, for the avoidance of doubt, it is intended that the indebtedness and claims arising under this Note rank at least pari passu with Borrower’s other unsubordinated indebtedness and claims arising therefrom, other than to the extent that other indebtedness and claims arising therefrom are preferred by applicable law.
8.MISCELLANEOUS PROVISIONS.
8.1Taxes. All payments due under this Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld, or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lender as a result of a present or former connection between Lender and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof (other than any such connection arising solely from Lender having accepted, executed, received a payment under, or enforced this Note or any other agreement or document connected to a transaction to which this Note is connected). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable shall be increased to the extent necessary to yield to Lender (after payment of all Non-Excluded Taxes) such amounts payable hereunder at the rates and in the amounts specified in this Note. If any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes and any liability (including interest, penalties, and expenses) that may become payable by Lender as a result of any such failure.
Notwithstanding the foregoing, Borrower shall not be required to make any increase in or payment of any increased amount payable to Lender under this Note pursuant to this Section 8.1 unless, at least five Business Days before the date such increased amount becomes payable to Lender (an “Increased Payment Date”), Lender (including any assignee or successor of the initial holder of this Note or any assignee or successor thereof as Lender hereunder), if required by law and/or if requested, shall have delivered to Borrower (i) a duly completed Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI, or W-8IMY, or successor applicable form, as the case may be, certifying that it is entitled to receive payments by Borrower under this Note without deduction or withholding of any United States federal taxes (an “Exemption Certificate”); and (ii) a further completed and effective Exemption Certificate, if any Exemption Certificate earlier delivered to Borrower has expired or become obsolete or will expire or become obsolete on or before such Increased Payment Date or if any event (other than a Change in Law, as defined below) requiring a change in any Exemption Certificate earlier delivered to Borrower has occurred or will occur on or before such Increased Payment Date; unless, in either case, any change in treaty, law, or regulation or the interpretation or application thereof by a government authority (any such change being a “Change in Law”) has occurred both (x) after the date of this Note or, if Lender is an assignee or successor of the initial holder of this Note or any assignee or successor thereof, the date on which Lender became such assignee or successor, and (y) prior to the date on which any such delivery would otherwise be required, which Change in Law renders all such forms inapplicable or prevents Lender from being able duly to complete and deliver any such form with respect to it and Lender has so advised Borrower.
8.2Transferability. This Note shall not be sold, transferred, assigned or pledged, in whole or in part, by Lender except with the prior written approval of Borrower; provided, however, that Lender may transfer this Note in whole or in part to an Affiliate by a written endorsement hereof or written instrument separate from this Note specifying such Affiliate to which this Note or a portion thereof is being transferred. Borrower may not delegate or assign its obligations under this Note, in whole or in part, except with the prior written approval of Lender; provided, however, that this sentence shall not prohibit payments under this Note being made on behalf of and for the benefit of Borrower by any Affiliate of Borrower.
8.3Set-Off. To the extent permitted by law, Borrower shall have the right, without prior notice to Lender, to set off any amount owed by Lender to Borrower against any amount owed by Borrower to Lender hereunder. Borrower will promptly notify Lender after any set-off, but the failure to give notice will not affect the validity of the set-off.
8.4No Waiver; Remedies Not Cumulative. Any forbearance or failure or delay by Lender in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an authorized officer of Lender. The rights and remedies provided in this Note are cumulative and not exclusive of any rights or remedies provided by law.
8.5No Usury. Notwithstanding any other provision of this Note, no interest owing under this Note shall exceed the maximum rate permitted by applicable law. If any amount paid as interest under this Note is above the maximum rate permitted by applicable law, such excess amount shall not constitute interest but shall constitute a payment towards the principal amount due.

8.6Notices. Any demand or other communication (“Notice”) to be given by Borrower or Lender to the other under, or in connection with, this Note shall be in writing and signed by or on behalf of Borrower or Lender, as the case may be, and shall be delivered to Borrower or Lender, as the case may be, at its address specified to the other, at the time of execution and delivery of this Note, for delivery of Notices hereunder, or to such other address for such purpose as it may from time to time specify to the other in a Notice delivered in compliance with this Section 8.6. Any Notice shall be delivered by sending it by recognized overnight courier or electronic mail, or by delivering it by hand, and in each case marked for the attention of the officer identified by Borrower or Lender, as the case may be, in its address for Notices specified as provided above. Any Notice so delivered shall be deemed to have been duly given or made and be effective (a) if delivered by overnight courier, when received, (b) if delivered by electronic mail, at the time of transmission, or (c) if delivered by hand, when received, provided that in each case where delivery to a recipient by electronic mail or receipt by a recipient in delivery by overnight courier or by hand occurs after 6 p.m. on a Business Day or on a day which is not a Business Day, delivery shall be deemed to occur at 9 a.m. on the next following Business Day. References to time in this Section 8.6 in respect of a Notice are to local time in the location of the business address of the officer addressee of such Notice. In proving delivery of a Notice it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered as specified herein.
8.7Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note shall be prohibited by or invalid under any such applicable law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.
8.8Governing Law. This Note and the rights and obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of California, United States of America. Borrower hereby (i) submits to the nonexclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America sitting in San Mateo County, California for the purpose of any action or proceeding arising out of or relating to this Note, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts in and of the State of California, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.
[Signature page follows]

Fluidigm Singapore Pte. Ltd.

By:    /s/ Vikram Jog

Name:    Vikram Jog

Title:     Director

Fluidigm Corporation

By:    /s/ Nicholas S. Khadder

Name:    Nicholas S. Khadder

Title:    Senior Vice President